As filed with the Securities and Exchange Commission on June 20, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACTIVISION BLIZZARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4803544
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3100 Ocean Park Boulevard

Santa Monica, California 90405

(Address of principal executive offices)

ACTIVISION BLIZZARD, INC. 2014 INCENTIVE PLAN

(Full title of the plan)

Dennis Durkin

Chief Financial Officer

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, California 90405
(Name and address of agent for service)

(310) 255-2000

(Telephone number, including area code,
of agent for service)

with copy to:

Chris B. Walther

Chief Legal Officer

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, California 90405

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “accelerated filer,” “large accelerated filer,” “non-accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.000001 per share	46,000,000	$21.38	$983,480,000	$126,672.22

(1)                             Represents shares issuable pursuant to the Activision Blizzard, Inc. 2014 Incentive Plan (the “Plan”).  Pursuant to Rule 416(c), there are also registered hereunder such indeterminate number of additional shares as may become available for issuance pursuant to the Plan as a result of the antidilution provisions contained therein.

(2)                             The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the daily high and low prices of shares of the common stock on June 13, 2014, as reported by The Nasdaq Stock Market, Inc.

EXPLANATORY NOTE

The information called for by Part I of Form S-8 is included in the description of the Activision Blizzard, Inc. 2014 Incentive Plan (the “Plan”) to be delivered to persons acquiring securities pursuant to the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”).  Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this registration statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Activision Blizzard, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this registration statement on Form S-8:

(a)                                 Annual report on Form 10-K for the year ended December 31, 2013;

(b)                                 (i)                                     Quarterly report on Form 10-Q for the quarter ended March 31, 2014; and

(ii)                                  The following current reports on Form 8-K:

•                  dated January 15, 2014 and filed with the Commission on January 17, 2014;

•                  dated January 15, 2014 and filed with the Commission January 21, 2014;

•                  dated March 5, 2014 and filed with the Commission on March 11, 2014;

•                  dated May 21, 2014 and filed with the Commission on May 23, 2014;

•                  dated June 5, 2014 and filed with the Commission on June 6, 2014; and

(c)                                  The description of the Company’s common stock, par value $0.000001 per share, contained in the Company’s Registration Statement on Form 8-A, File No. 000-12699, filed on July 23, 1984, and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement on Form S-8 and to be a part hereof from the date of filing of such documents.  Any statement contained in later-dated documents supplements, modifies or supersedes statements contained in earlier-dated documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Jeffrey A. Brown, the Company’s Secretary, has opined as to the legality of the securities being offered by this registration statement.  Mr. Brown is a full time employee of the Company and is eligible to participate in the Plan.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s by-laws provide that it will, to the fullest extent authorized by the DGCL, indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of the Company’s officers or directors or, while a director or officer, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Company will indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Company’s board of directors. Section 102(b)(7) of the DGCL provides, generally, that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. The Company’s certificate of incorporation limits the liability of its directors to the fullest extent permitted by the DGCL.

The Company maintains a directors’ and officers’ insurance policy which insures the officers and directors for any claim arising out of an alleged wrongful act by such persons in their respective capacities as one of the Company’s officers or directors.

In addition, the Company has entered into agreements with certain of its directors and officers that require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers and, in some cases, to advance expenses incurred by them as a result of any proceeding against them as to which they could be indemnified.

The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated June 5, 2014 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed July 6, 2014).

4.2	Second Amended and Restated Bylaws of the Company, adopted as of October 11, 2013 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed October 18, 2013).

5.1	Opinion of Jeffrey A. Brown, Secretary of Activision Blizzard, Inc.

23.1	Consent of Jeffrey A. Brown, Secretary of Activision Blizzard, Inc. (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company.

24.1	Power of attorney of each of Robert A. Kotick, Dennis Durkin, Steven Wereb, Barry Meyer, Robert J. Morgado, Peter Nolan and Elaine Wynn (included in the signature pages hereto).

24.2	Power of attorney of Robert J. Corti.

24.3	Power of attorney of Brian G. Kelly.

24.4	Power of attorney of Richard Sarnoff.

99.1	Activision Blizzard, Inc. 2014 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed June 6, 2014).

Item 9. Undertakings.

A.                                    The undersigned registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)             To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 20th day of June, 2014.

ACTIVISION BLIZZARD, INC.

By:	/s/ Dennis Durkin
Dennis Durkin
Chief Financial Officer, Activision Blizzard, Inc.

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Jeffrey A. Brown as attorney-in-fact and agent, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Commission, granting to this attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ Robert A. Kotick	President and Chief Executive Officer (Principal Executive Officer) and Director	June 20, 2014
Robert A. Kotick

/s/ Dennis Durkin	Chief Financial Officer (Principal Financial Officer)	June 20, 2014
Dennis Durkin

/s/ Stephen Wereb	Chief Accounting Officer (Principal Accounting Officer)	June 20, 2014
Stephen Wereb

/s/ Robert J. Corti	Director	June 20, 2014
Robert J. Corti*

/s/ Brian G. Kelly	Chairman and Director	June 20, 2014
Brian G. Kelly*

/s/ Barry Meyer	Director	June 20, 2014
Barry Meyer

/s/ Robert J. Morgado	Director	June 20, 2014
Robert J. Morgado

/s/ Peter Nolan	Director	June 20, 2014
Peter Nolan

/s/ Richard Sarnoff	Director	June 20, 2014
Richard Sarnoff*

/s/ Elaine Wynn	Director	June 20, 2014
Elaine Wynn

* Per separately executed power of attorney.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated June 5, 2014 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed July 6, 2014).

4.2	Second Amended and Restated Bylaws of the Company, adopted as of October 11, 2013 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed October 18, 2013).

5.1	Opinion of Jeffrey A. Brown, Secretary of Activision Blizzard, Inc.

23.1	Consent of Jeffrey A. Brown, Secretary of Activision Blizzard, Inc. (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company.

24.1	Power of attorney of each of Robert A. Kotick, Dennis Durkin, Steven Wereb, Barry Meyer, Robert J. Morgado, Peter Nolan and Elaine Wynn (included in the signature pages hereto).

24.2	Power of attorney of Robert J. Corti.

24.3	Power of attorney of Brian G. Kelly.

24.4	Power of attorney of Richard Sarnoff.

99.1	Activision Blizzard, Inc. 2014 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed June 6, 2014).